EXHIBIT 10.28
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                               ADDENDUM NUMBER ONE
                                       TO
                                RAMESH C. TRIVEDI
                            EMPLOYMENT CONTRACT DATED
                                December 8, 1995


Pursuant to actions taken by the Compensation Committee of the Board of Directors of Integrated Surgical Systems, Inc. on December 18, 1997 and in the months thereafter concluding on March 12, 1998, the following adjustments are to be made in Dr. Trivedi's agreement.

     1. Base Salary is to be increased by 6% from $22,000 per month to $23,320 per month effective December 1, 1997.

     2. Incentive base for 1998 is increased from $80,000 to $100,000. The actual payout amount will be based on the achievement against the 1998 business plan agreed to by the board, with the calculation algorithm similar to the one used in 1997, but to be determined in fact at a later date.

     3, Stock options for 100,000 shares are issued to Dr. Trivedi with a grant price of $4.75, the price of the stock on February 19, 1998. Of the 100,000 shares, the amount of shares that shall be immediately vested shall be 28,125. The balance of the shares, 71,875 shall vest ratably over the 48 month period beginning February 19, 1998.

     4. Severance pay is currently set at 12 months in the event of termination of employment. As of this amendment, severance pay upon termination will be 18 months of Dr. Trivedi's base pay.

This amendment is incorporated and becomes a part of the Employment Contract dated December 8, 1995. All other terms and conditions, not modified by this agreement remain the same.


/s/ Ramesh C. Trivedi
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Ramesh C. Trivedi, President & CEO                   James C. McGroddy, Chairman

Date:  March 31, 1998                                Date:
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